UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement

On December 19, 2016, PennyMac Mortgage Investment Trust (the “Company”), through one of its subsidiaries, PennyMac Holdings, LLC (“PMH”), entered into a Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement with PennyMac Loan Services, LLC (“PLS”), an indirect controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI) (the “Spread Acquisition Agreement”). The Spread Acquisition Agreement was approved by a majority of the independent members of the Company’s board of trustees.

Pursuant to the Spread Acquisition Agreement, PMH may acquire from PLS, from time to time, the right to receive participation certificates representing beneficial ownership in excess servicing spread (“ESS”) arising from Ginnie Mae mortgage servicing rights (“MSRs”) acquired by PLS, in which case PLS generally would be required to service or subservice the related mortgage loans for Ginnie Mae.

To the extent PLS refinances any of the mortgage loans relating to the ESS acquired by PMH, the Spread Acquisition Agreement contains recapture provisions requiring that PLS transfer to PMH, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. In any month where the transferred ESS relating to such newly originated mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, the Spread Acquisition Agreement also contains provisions that require PLS to transfer additional ESS or cash in the amount of such shortfall. Similarly, in any month where the transferred ESS relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the Spread Acquisition Agreement contains provisions that require PLS to transfer additional ESS or cash in the amount of such shortfall. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month is less than $200,000, PLS may, at its option, wire cash to PMH in an amount equal to such fair market value in lieu of transferring such ESS.

The Spread Acquisition Agreement contains customary representations, warranties and covenants between PMH and PLS, as well as indemnities in favor of each party as a result of losses caused by certain actions or inactions of the other party. As a condition to its acquisition of the ESS, PMH is also required to subordinate its rights to the ESS and its rights under the Spread Acquisition Agreement to the rights and interests of Ginnie Mae in the MSRs as a whole, inclusive of the acquired ESS. The specific terms of each transaction under the Spread Acquisition Agreement will be subject to the terms of such agreement as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

The Spread Acquisition Agreement amends and restates that certain amended and restated spread acquisition and MSR servicing agreement originally entered into by and between PMH and PLS on April 30, 2015. The primary purpose of the amendment and restatement was to facilitate the continued financing of the ESS owned by PMH in connection with the parties’ participation in the GNMA MSR Facility (as defined below).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Spread Acquisition Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 hereto.

Master Repurchase Agreement

On December 19, 2016, the Company, through PMH, entered into a master repurchase agreement (the “PMH Repurchase Agreement”) with PLS, pursuant to which PMH may borrow from PLS for the purpose of financing its participation certificates representing beneficial ownership in ESS. PLS then re-pledges such participation certificates to PNMAC GMSR ISSUER TRUST (“Issuer Trust”) under a master repurchase agreement, dated as of December 19, 2016, by and among Issuer Trust, PLS and Private National Mortgage Acceptance Company, LLC, as guarantor (the “PC Repurchase Agreement”). Issuer Trust was formed by PLS as part of a structured finance transaction, pursuant to which PLS may finance MSRs and ESS relating to such MSRs (the “GNMA MSR Facility”).

In connection with the GNMA MSR Facility, PLS pledges and/or sells to Issuer Trust participation certificates representing beneficial interests in MSRs and ESS pursuant to the terms of the PC Repurchase Agreement. In return, Issuer Trust (a) has issued to PLS the Series 2016-MSRVF1 Variable Funding Note, dated December 19, 2016, known as the “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MSRVF1” (the “VFN”), and (b) may, from time to time, issue to institutional investors additional term notes (“Term Notes”), in each case secured on a pari passu basis by the participation certificates relating to the MSRs and ESS. The maximum principal balance of the VFN is $1,000,000,000.

The principal amount paid by PLS for the participation certificates under the PMH Repurchase Agreement is based upon a percentage of the market value of the underlying ESS. Upon PMH’s repurchase of the participation certificates, PMH is required to repay PLS the principal amount relating thereto plus accrued interest (at a rate reflective of the current market and consistent with the weighted average note rate of the VFN and any outstanding Term Notes) to the date of such repurchase. PLS is then required to repay Issuer Trust the corresponding amount under the PC Repurchase Agreement.

The PMH Repurchase Agreement contains margin call provisions that provide PLS with certain rights in the event of a decline in the market value of the purchased ESS. Under these provisions, PLS may require PMH to transfer cash to PLS or include additional mortgage loans in the purchased ESS in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The PMH Repurchase Agreement requires PMH to make certain representations and warranties and to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth of $200 million, as of the last day of each calendar month, (ii) a minimum of unrestricted cash and cash equivalents at all times greater than or equal to $10 million, and (iii) a maximum ratio of total liabilities to adjusted tangible net worth of 10:1.

In addition, the PMH Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the PMH Repurchase Agreement and the enforcement by PLS of other remedies available.

Pursuant to the PMH Repurchase Agreement, PMH grants to PLS a security interest in all of its right, title and interest in, to and under the participation certificates and underlying ESS subject to transactions thereunder. The obligations of PMH under the PMH Repurchase Agreement are guaranteed in full by the Company (the “PMT Guaranty”). Pursuant to the PC Repurchase Agreement, PLS assigns all of its rights in the PMT Guaranty to Issuer Trust.

In connection with the execution of the PMH Repurchase Agreement, PMH and PLS terminated that certain Loan and Security Agreement (the “LSA”), dated as of April 30, 2015, by and between the parties. PMH had previously used the LSA for the purpose of financing through PLS the ESS that is now being financed under the PMH Repurchase Agreement.

Subordination, Acknowledgment and Pledge Agreement

On December 19, 2016, PMH and Issuer Trust entered into a subordination, acknowledgement and pledge agreement (the “Subordination Agreement”), pursuant to which PMH pledged all of its rights and interest in its ESS to Issuer Trust. Because PMH has, and in the future may have, under the Spread Acquisition Agreement an interest in a portion of the ESS pledged under the PC Repurchase Agreement, Issuer Trust requires such interest to be subject to Issuer Trust’s continuing lien on such ESS, the pledge and acknowledgement of which were effected pursuant to the Subordination Agreement. Issuer Trust’s lien on such ESS remains subordinate to the rights and interests of Ginnie Mae pursuant to the provisions of the Spread Acquisition Agreement and the terms of the acknowledgement agreement by and among Ginnie Mae, the indenture trustee for the Issuer Trust and PLS.

The Subordination Agreement contains representations, warranties and covenants by PMH that are customary for financing transactions. To the extent there exists an event of default under the PC Repurchase Agreement or a “trigger event” (as defined in the Subordination Agreement), Issuer Trust would be entitled to liquidate any and all of the collateral securing the PC Repurchase Agreement, including the ESS subject to the PMH Repurchase Agreement.

The foregoing descriptions of the PMH Repurchase Agreement, the PMT Guaranty and the Subordination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which have been filed with this Current Report on Form 8-K as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report under the heading Master Repurchase Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2016, by and between PennyMac Loan Services, LLC, as seller, and PennyMac Holdings, LLC, as buyer.

10.2	Master Repurchase Agreement, dated as of December 19, 2016, by and among PennyMac Holdings, LLC, as Seller, PennyMac Loan Services, LLC, as Buyer, and PennyMac Mortgage Investment Trust, as Guarantor.

10.3	Guaranty, dated as of December 19, 2016, by PennyMac Mortgage Investment Trust, in favor of PennyMac Loan Services, LLC.

10.4	Subordination, Acknowledgment and Pledge Agreement, dated as of December 19, 2016, between PNMAC GMSR ISSUER TRUST, as Buyer, and PennyMac Holdings, LLC, as Pledgor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: December 21, 2016	/s/ Anne D. McCallion
Anne D. McCallion
Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2016, by and between PennyMac Loan Services, LLC, as seller, and PennyMac Holdings, LLC, as buyer.

10.2	Master Repurchase Agreement, dated as of December 19, 2016, by and among PennyMac Holdings, LLC, as Seller, PennyMac Loan Services, LLC, as Buyer, and PennyMac Mortgage Investment Trust, as Guarantor.

10.3	Guaranty, dated as of December 19, 2016, by PennyMac Mortgage Investment Trust, in favor of PennyMac Loan Services, LLC.

10.4	Subordination, Acknowledgment and Pledge Agreement, dated as of December 19, 2016, between PNMAC GMSR ISSUER TRUST, as Buyer, and PennyMac Holdings, LLC, as Pledgor.